Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

SAFLINK CORPORATION,

IRELAND ACQUISITION CORPORATION

AND

IDENTIPHI, INC.

AUGUST 30, 2007

i

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”) is made and entered into as of August 30, 2007, by and among SAFLINK Corporation, a Delaware corporation (“Parent”), Ireland Acquisition Corporation, a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Parent, and IdentiPHI, Inc., a Delaware corporation (“Company”).

RECITALS

A. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the “Merger”) and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock, $0.001 par value (“Company Common Stock”), shall be converted into shares of Parent Common Stock, $0.01 par value (“Parent Common Stock”), at the rate set forth herein.

C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of Code, and to cause the Merger to qualify as a reorganization under the provisions of Sections 368 of the Code.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

“2007 Equity Incentive Plan” has the meaning ascribed to such term in Section 6.15 hereof.

“280G/83(b) Agreement” has the meaning ascribed to such term in Section 6.11 hereof.

“Agreement” has the meaning ascribed to such term in the introductory paragraph hereof.

“Antitrust Laws” has the meaning ascribed to such term in Section 6.6(b) hereof.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act.

“Certificates” has the meaning ascribed to such term in Section 2.7(c) hereof.

“Closing” has the meaning ascribed to such term in Section 2.2 hereof.

“Closing Date” has the meaning ascribed to such term in Section 2.2 hereof.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Company Authorizations” has the meaning ascribed to such term in Section 3.9 hereof.

“Company Balance Sheet” has the meaning ascribed to such term in Section 3.6 hereof.

“Company Balance Sheet Date” has the meaning ascribed to such term in Section 3.5 hereof.

“Company Bylaws” has the meaning ascribed to such term in Section 3.1 hereof.

“Company Certificate of Incorporation” has the meaning ascribed to such term in Section 3.1 hereof.

“Company Common Stock” has the meaning ascribed to such term in Recital B. hereof.

“Company Designees” has the meaning ascribed to such term in Section 6.12 hereof.

“Company Disclosure Schedule” has the meaning ascribed to such term in the introductory paragraph of ARTICLE III hereof.

“Company Employee Plans” has the meaning ascribed to such term in Section 3.15(a) hereof.

“Company Financial Statements” has the meaning ascribed to such term in Section 3.4 hereof.

“Company Intellectual Property” has the meaning ascribed to such term in Section 3.11(a) hereof.

“Company Privacy Statements” has the meaning ascribed to such term in Section 3.12(a)(ii) hereof.

“Company Representatives” has the meaning ascribed to such term in Section 5.3 hereof.

“Company Sites” has the meaning ascribed to such term in Section 3.12(a)(i) hereof.

“Company Takeover Proposal” has the meaning ascribed to such term in Section 5.3 hereof.

“Company Terms and Conditions” has the meaning ascribed to such term in Section 3.12(a)(iii) hereof.

“Company Third Party Privacy Obligation” has the meaning ascribed to such term in Section 3.12(g) hereof.

“Confidential Information” has the meaning ascribed to such term in Section 3.11(g) hereof.

“Confidentiality Agreement” has the meaning ascribed to such term in Section 6.4 hereof.

“Delaware Law” means the Delaware General Corporation Law.

“disinterested Parent stockholders” has the meaning ascribed to such term in Section 7.3(c) hereof.

“Effective Time” has the meaning ascribed to such term in Section 2.2 hereof.

“Employee Matters” has the meaning ascribed to such term in Section 3.17(a) hereof.

“Environmental and Safety Laws” has the meaning ascribed to such term in Section 3.13(a)(i) hereof.

“ERISA” has the meaning ascribed to such term in Section 3.15(a) hereof.

“ERISA Affiliate” has the meaning ascribed to such term in Section 3.15(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning ascribed to such term in Section 2.7(a) hereof.

“Exchange Ratio” has the meaning ascribed to such term in Section 2.6(b) hereof.

“Facilities” has the meaning ascribed to such term in Section 3.13(a)(iv) hereof.

“FICA” means the Federal Insurance Contributions Act tax.

“Final Date” has the meaning ascribed to such term in Section 8.1(b) hereof.

“Foreign Plans” has the meaning ascribed to such term in Section 3.15(i) hereof.

“FUCA” means the Federal Unemployment Tax Act tax.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Entity” has the meaning ascribed to such term in Section 3.3 hereof.

“Hazardous Materials” has the meaning ascribed to such term in Section 3.13(a)(ii) hereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“include”, “includes” and “including” have the meaning ascribed to such terms in Section 9.3 hereof.

“Individuals” has the meaning ascribed to such term in Section 3.12(a)(ii) hereof.

“Intellectual Property” has the meaning ascribed to such term in Section 3.11(a) hereof.

“knowledge” has the meaning ascribed to such term in the introductory paragraph of ARTICLE III hereof.

“made available” has the meaning ascribed to such term in Section 9.3 hereof.

“material” has the meaning ascribed to such term in the introductory paragraph of ARTICLE III hereof.

“Material Adverse Effect” has the meaning ascribed to such term in the introductory paragraph of ARTICLE III hereof.

“Merger” has the meaning ascribed to such term in Recital A. hereof.

“Merger Sub” has the meaning ascribed to such term in the introductory paragraph hereof.

“Merger Sub Common Stock” has the meaning ascribed to such term in Section 2.6(a)(iii) hereof.

“NASD” means the National Association of Securities Dealers.

“Order” has the meaning ascribed to such term in Section 6.6(b) hereof.

“OSHA” means the Occupational Safety and Health Administration.

“OTCBB” means the OTC Bulletin Board.

“Parent” has the meaning ascribed to such term in the introductory paragraph hereof.

“Parent Authorizations” has the meaning ascribed to such term in Section 4.9 hereof.

“Parent Balance Sheet” has the meaning ascribed to such term in Section 4.6 hereof.

“Parent Bylaws” has the meaning ascribed to such term in Section 4.1 hereof.

“Parent Certificate of Incorporation” has the meaning ascribed to such term in Section 4.1 hereof.

“Parent Common Stock” has the meaning ascribed to such term in Recital B. hereof.

“Parent Confidential Information” has the meaning ascribed to such term in Section 4.11(g) hereof.

“Parent Designees” has the meaning ascribed to such term in Section 6.12 hereof.

“Parent Employee Matters” has the meaning ascribed to such term in Section 4.17(a) hereof.

“Parent Employee Plans” has the meaning ascribed to such term in Section 4.15(a) hereof.

“Parent Employees” has the meaning ascribed to such term in Section 4.17(a) hereof.

“Parent ESPP” has the meaning ascribed to such term in Section 4.2 hereof.

“Parent Facilities” has the meaning ascribed to such term in Section 4.13(a)(i) hereof.

“Parent Financial Statements” has the meaning ascribed to such term in Section 4.4 hereof.

“Parent Intellectual Property” has the meaning ascribed to such term in Section 4.11(a) hereof.

“Parent Privacy Statements” has the meaning ascribed to such term in Section 4.12(a)(ii) hereof.

“Parent Property” has the meaning ascribed to such term in Section 4.13(a)(ii) hereof.

“Parent Representatives” has the meaning ascribed to such term in Section 5.3 hereof.

“Parent SEC Documents” has the meaning ascribed to such term in Section 4.4 hereof.

“Parent Share Increase” has the meaning ascribed to such term in Section 4.26 hereof.

“Parent Sites” has the meaning ascribed to such term in Section 4.12(a)(i) hereof.

“Parent Stockholders Meeting” has the meaning ascribed to such term in Section 3.24 hereof.

“Parent Stock Option Plan” has the meaning ascribed to such term in Section 4.2 hereof.

“Parent Takeover Proposal” has the meaning ascribed to such term in Section 5.3 hereof.

“Parent Terms and Conditions” has the meaning ascribed to such term in Section 4.12(a)(iii) hereof.

“Parent Third Party Privacy Obligation” has the meaning ascribed to such term in Section 4.12(g) hereof.

“PCBs” means polychlorinated biphenyls.

“Promissory Note” has the meaning ascribed to such term in Section 6.13 hereof.

“Property” has the meaning ascribed to such term in Section 3.13(a)(iii) hereof.

“Proxy Statement” has the meaning ascribed to such term in Section 3.24 hereof.

“Registration Statement” has the meaning ascribed to such term in Section 3.24 hereof.

“Reverse Split” has the meaning ascribed to such term in Section 6.14 hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Superior Proposal” has the meaning ascribed to such term in Section 5.3 hereof.

“Surviving Corporation” has the meaning ascribed to such term in Section 2.1 hereof.

“Tax”, “Taxes” or “Taxable” have the meaning ascribed to such terms in Section 3.14(a) hereof.

“Tax authority” has the meaning ascribed to such term in Section 3.14(a) hereof.

“Tax Return” has the meaning ascribed to such term in Section 3.14(a) hereof.

“the date of this Agreement” and “the date hereof” have the meaning ascribed to such terms in Section 9.3 hereof.

“Third Party Intellectual Property” has the meaning ascribed to such term in Section 3.11(b) hereof.

“WARN” means the United States Worker Adjustment and Retraining Notification Act.

ARTICLE II

THE MERGER

2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Certificate of Merger attached hereto as Exhibit A and in accordance with the applicable provisions of the Delaware Law, Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the “Closing”) shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the “Closing Date”). The Closing shall take place at the offices of DLA Piper US LLP, 701 Fifth Avenue, Suite 7000, Seattle, Washington 98104, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Company shall be amended so as to read in its entirety as set forth in Exhibit A to the Certificate of Merger and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

(b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

2.5 Directors and Officers. At the Effective Time, the directors of the Surviving Corporation shall be those persons who were the directors of Merger Sub, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the Surviving Corporation shall be the initial officers of Merger Sub, until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal.

2.6 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

(i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive 6.1498 shares of Parent Common Stock, except as provided in Section 2.6(a)(ii) below and subject to Sections 2.6(b) and 2.6(c);

(ii) All shares of Company Common Stock that are held by Company (or held as treasury stock) and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof; and

(iii) Each share of common stock, $0.01 par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(b) The number of shares of Parent Common Stock specified in Section 2.6(b)(i) (as such number may be adjusted in accordance with this Section (b)) is referred to as the “Exchange Ratio.” The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization or like change.

(c) No fraction of a share of Parent Common Stock will be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. In lieu thereof, the number of shares of Parent Common Stock to be issued to any holder of Company Common Stock in exchange therefor will be rounded down to the nearest whole number of shares of Parent Common Stock.

2.7 Exchange of Certificates.

(a) Parent’s transfer agent shall act as exchange agent (the “Exchange Agent”) in the Merger.

(b) Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 2.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time.

(c) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.6(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted in accordance with Section 2.6.

(d) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any person who may be an “affiliate” (as that term is used in Rule 145 under the Securities Act) of Company until such person shall have delivered to Parent and Company a duly executed Affiliate Agreement in substantially the form attached hereto as Exhibit B.

(e) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.7(e)) with respect to such shares of Parent Common Stock.

(f) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(g) Notwithstanding anything to the contrary in this Section 2.7, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 2.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.10 Tax Consequences. For federal income tax purposes, it is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

2.11 Withholding Rights. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

2.12 Termination of Exchange Agent Funding. Any certificates for shares of Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be delivered to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 2.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

2.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

In this Agreement, any reference to any event, change, condition or effect being “material” with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a “Material Adverse Effect”

with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

In this Agreement, any reference to a party’s “knowledge” means such party’s actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

For purposes of this Article III, any reference to “Company” means Company and any predecessor(s) of Company, and, unless otherwise specified or reasonably apparent from the nature of the context in which such term is used, also means any of Company’s subsidiaries (as such term is defined in Section 424(f) of the Code).

Except as disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Company Disclosure Schedule if it is reasonably apparent from the nature of the disclosure that it is applicable to another Section of this Agreement, Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization, Standing and Power. Company is a corporation duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Company has delivered to Parent a true and correct copy of the Certificate of Incorporation (the “Company Certificate of Incorporation”), and the Bylaws (the “Company Bylaws”), or other charter documents, as applicable, of Company, each as amended to date. Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company Bylaws.

3.2 Capital Structure. The authorized capital stock of Company consists of 100,000,000 shares of Common Stock, $0.001 par value, all of which were issued and outstanding as of the close of business on the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Company Certificate of Incorporation or the Company Bylaws or any agreement to which Company is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company’s capital stock (i) between or among Company and any of its stockholders and (ii) to the best of Company’s knowledge, between or among any of Company’s stockholders.

3.3 Authority. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Company Certificate of Incorporation or the Company Bylaws or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Company in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2 and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

3.4 Financial Statements. The financial statements of Company, including the notes thereto, furnished to Parent (the “Company Financial Statements”) were complete and correct in all respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financial Statements fairly present the consolidated financial condition and operating results of Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Company accounting policies since December 31, 2006, except as described in the notes to the Company Financial Statements. Since December 31, 2006, Company has not, nor, to the knowledge of the Company, has any director, officer, employee, auditor, accountant or representative of Company, received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or its internal accounting controls, including any complaint, allegation, assertion or claim that Company has engaged in questionable accounting or auditing practices, except for (i) any complaint, allegation, assertion or claim as has been resolved without any resulting change to Company’s accounting or auditing practices, procedures methodologies or methods of Company or its internal accounting controls and (ii) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of Company’s financial statements and periodic reports. No attorney representing Company, whether or not employed by Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or to any director or officer of Company. To the knowledge of Company, no employee of Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

3.5 Absence of Certain Changes. Since December 31, 2006 (the “Company Balance Sheet Date”), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Company’s knowledge any event beyond Company’s control that is reasonably likely to result in, a Material Adverse Effect to Company; (ii) any acquisition, sale or transfer of any material asset of Company other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company, other than in the ordinary course of business and as provided to Parent, or any amendment or termination of, or default under, any material contract to which Company is a party or by which it is bound;

(vi) any amendment or change to the Company Certificate of Incorporation or the Company Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Company to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Company’s past practices. Company has not agreed since December 31, 2006, to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

3.6 Absence of Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the fiscal year ended December 31, 2006 (the “Company Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Company; and (iv) those incurred in connection with the execution of this Agreement.

3.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company, threatened against Company or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Company or any of its assets or business, or, to the knowledge of Company, any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company. Schedule 3.7 lists all actions, suits, proceedings, claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Company.

3.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Company which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company.

3.9 Governmental Authorization. Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company’s business or the holding of any such interest ((i) and (ii) herein collectively called “Company Authorizations”), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations or where the failure of such Company Authorizations to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Company.

3.10 Title to Property. Company has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Company. The plants, property and equipment of Company that are used in the operations of its business are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect. All properties used in the operations of Company are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 3.10 identifies each parcel of real property owned or leased by Company.

3.11 Intellectual Property.

(a) Company owns, or is licensed or otherwise possesses legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code, except in circumstances where Company only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material (“Intellectual Property”) that are used in the business of Company (“Company Intellectual Property”). Company owns and possesses source code for all software owned by Company and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Company. Company has not (i) licensed any Company Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to Company Intellectual Property. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights (as defined below).

(b) Schedule 3.11(b) lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in Company Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material non-registered Intellectual Property, (iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property (except for non-material licenses entered into by Company in the ordinary course of business), and (iv) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software (“Third Party Intellectual Property Rights”) which are incorporated in, are, or form a part of any Company product, other than commercially available, off-the-shelf software.

(c) To Company’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights, or any Intellectual Property right of any third party to the extent licensed by or through Company, by any third party, including any employee or former employee of Company. Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements and distribution and other customer agreements arising in the ordinary course of business.

(d) Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property or Third Party Intellectual Property Rights.

(e) All patents, trademarks, service marks and copyrights held by Company are valid and subsisting. Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to Company’s knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Company’s products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

(f) Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

(g) Company has taken all reasonably necessary steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents or patent applications or copyright (“Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

(h) There are no actions that must be taken by Company within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Company Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Intellectual Property.

(i) Company has not received any opinion of counsel, written or oral, that any third party patents apply to any of Company’s products.

3.12 Privacy Policies; Third Party Privacy Obligations; Web Site Terms and Conditions.

(a) For purposes of this Section 3.12:

(i) “Company Sites” means all of Company’s public sites on the World Wide Web;

(ii) “Company Privacy Statements” means, collectively, any and all of Company’s privacy policies published on the Company Sites or otherwise made available by Company regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Company Sites (“Individuals”); and

(iii) “Company Terms and Conditions” means any and all of the visitor terms and conditions published on the Company Sites governing Individuals’ use of or access to the Company Sites.

(b) A Company Privacy Statement is posted and is accessible to Individuals at all times on each Company Site. Company maintains a hypertext link to a Company Privacy Statement from the homepage of each Company Site, and Company uses its best efforts to include a hypertext link to a Company Privacy Statement from every page of the Company Sites on which personal information is collected from Individuals.

(c) The Company Privacy Statements are clearly written and include, at a minimum, accurate notice to Individuals about Company’s collection, retention, use and disclosure policies and practices with respect to Individuals’ personal information. The Company Privacy Statements are accurate and consistent with the Company Terms and Conditions and Company’s actual practices with respect to the collection, retention, use and disclosure of Individuals’ personal information.

(d) Company (i) complies with the Company Privacy Statements as applicable to any given set of personal information collected by Company from Individuals; (ii) complies with all applicable privacy laws and regulations regarding the collection retention, use and disclosure of personal information; and (iii) takes all appropriate industry standard measures to protect and maintain the confidential nature of the personal information provided to Company by Individuals. Company has adequate technological and procedural measures in place to protect personal information collected from Individuals against loss, theft and unauthorized access or disclosure. Company does not knowingly collect information from or targets children under the age of thirteen. Company does not sell, rent or otherwise make available to third parties any personal information submitted by Individuals.

(e) Company’s collection, retention, use and distribution of all personal information collected by Company from Individuals is governed by the Company Privacy Statement pursuant to which the data was collected. Each Company Privacy Statement contains rules for the review, modification and deletion of personal information by the applicable Individual, and Company is and has been at all times in compliance with such rules. All versions of the Company Privacy Statements used by Company at any time on or after the date hereof are attached hereto in Schedule 3.12. Other than as constrained by the Company Privacy Statements and by applicable laws and regulations, Company is not restricted in its use and/or distribution of personal information collected by Company.

(f) Company has the full power and authority to transfer all rights Company has in all Individuals’ personal information in their possession and/or control to Parent and Merger Sub. The Company Privacy Statements expressly permit the transfer of all personal information collected from Individuals by Company and its subsidiaries in connection with the merger or acquisition or sale of all or substantially all of the assets of Company. Company is not a party to any contract, or is subject to any other obligation that, following the date of this Agreement, would prevent Parent and/or its affiliates from using the information governed by the Company Privacy Statements in a manner consistent with applicable privacy laws and industry standards regarding the disclosure and use of information. No claims or controversies have arisen regarding the Company Privacy Statements or the implementation thereof or of any of the foregoing.

(g) Company has complied with and is not in violation of any applicable privacy obligations under any legal requirements or under any contract to which Company is a party or by which its properties are bound (“Company Third Party Privacy Obligations”). Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger will violate, contravene or conflict with the Company Third Party Privacy Obligations. The Company Third Party Privacy Obligations expressly permit the transfer of all personal information collected from Individuals by Company in connection with the merger or acquisition or sale of all or substantially all of the assets of Company. No claims or controversies have arisen regarding the Company Third Party Privacy Obligations or of the implementation thereof or of any of the foregoing.

(h) The Company Terms and Conditions are posted and are accessible to Individuals at all times on the Company Sites. The Company Terms and Conditions expressly permit the transfer of personal information collected from Individuals by Company in connection with the merger or acquisition or sale of all or substantially all of the assets of Company. No claims or controversies have arisen regarding the Company Terms and Conditions or the implementation thereof or of any of the foregoing.

3.13 Environmental Matters.

(a) The following terms shall be defined as follows:

(i) “Environmental and Safety Laws” means any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

(ii) “Hazardous Materials” means any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

(iii) “Property” means all real property leased or owned by Company or its subsidiaries either currently or in the past.

(iv) “Facilities” means all buildings and improvements on the Property.

(b) Company represents and warrants that, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Company, as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with

Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Company’s knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Company’s knowledge, neither Company nor its subsidiaries are a potentially responsible party under CERCLA, or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no PCBs deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Company’s and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued under applicable Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits and licenses.

3.14 Taxes.

(a) For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a “Tax authority”) responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement. “Tax Return” means any return, statement, report or form (including, without limitation estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

(b) Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any of its subsidiaries is or has been a member, has properly completed and timely filed all Tax Returns required to be filed by each and has paid all Taxes shown thereon to be due. All unpaid Taxes of Company for periods through December 31, 2006, are reflected in the Company Balance Sheet. Company has no liability for unpaid Taxes accruing after December 31, 2006, other than Taxes arising in the ordinary course of its business subsequent to December 31, 2006.

(c) There is (i) no claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Company that is being conducted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company and that is currently in effect; and (iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

(d) There are no Tax sharing or Tax allocation agreements to which Company is a party or to which it is bound. Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any

Tax Return. Except as set forth on Schedule 3.14, Company has never been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company has in its possession receipts for any Taxes paid to foreign Tax authorities.

(e) Company has not been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(f) Company has withheld (and paid over to the appropriate governmental authorities) with respect to either its employees or any third party all Taxes required to be withheld, including, but not limited to, FICA and FUTA.

(g) Company has never been a United States real property holding corporation within the meaning of Section 897 of the Code.

3.15 Employee Benefit Plans.

(a) Schedule 3.15(a) lists, with respect to Company, any subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) other than Foreign Plans (as defined below)); (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (iv) other fringe or employee benefit plans, programs or arrangements; and (v) any current or former employment or executive compensation, change in control or severance agreements, written or otherwise, as to which unsatisfied obligations of Company remain for the benefit of, or relating to, any present or former employee, consultant or director of Company (together, the “Company Employee Plans”).

(b) Company has furnished or made available to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code. Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax-qualified status of any such Company Employee Plan. Company has also furnished Parent with all registration statements and prospectuses prepared in connection with each Company Employee Plan.

(c) None of the Company Employee Plans (including but not limited to Foreign Plans) promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Company, and Company and each subsidiary or ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or any subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Company to any employee will be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(d) With respect to each Company Employee Plan, Company and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Company, with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder. Schedule 3.15(d) describes all obligations of the Company as of the date of this Agreement under any of the provisions of COBRA and the Family and Medical Leave Act of 1993.

(e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company, any Company subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider under any Company Employee Plan.

(f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any Company subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in Company’s financial statements.

(g) Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(h) Neither Company nor any Company subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as defined in Section 3(37) of ERISA.

(i) With regard to each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the “Foreign Plans”), (i) each of the Foreign Plans is listed in Schedule 3.15(i) and is in material compliance with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans; (ii) all material contributions to, and material payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Balance Sheet; (iii) Company, each Company subsidiary and ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan; (iv) each of the Foreign Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Plan or asserting any rights or claims to benefits under any Foreign Plan; (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Foreign Plan other than the triggering of payment to participants; and (vii) the benefits available under any Foreign Plan in the aggregate do not provide substantially greater benefits to employees of Company or any of its subsidiaries participating in such plans than the benefits available under Company Employee Plans for employees of Company in the United States.

(j) Schedule 3.15(j) identifies each employee of Company who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

3.16 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company, (ii) materially increase any benefits otherwise payable by Company, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.17 Employee Matters.

(a) Schedule 3.17 contains a true, complete and accurate list (and, as indicated below, description) of (i) the names and titles of all consultants, independent contractors, full-time, part-time, temporary or casual employees employed by Company (collectively, “Employees”), together with their status and location of their employment; (ii) the date each Employee was hired or retained; (iii) a list of all written employment, consulting or service contracts or offer letters between Company and the Employees; (iv) the rate of annual remuneration of each Employee at the date hereof, any bonuses paid since the end of the last completed financial year and all other bonuses, incentive schemes and benefits to which such Employee is entitled; (v) the amount of vacation pay or number of weeks of vacation to which each Employee is entitled as of the date hereof; (vi) the names of all inactive Employees, the reason they are inactive Employees, whether they are expected to return to work, and if so when, and the nature of any benefits to which such inactive Employees are entitled from Company; (vii) any employee handbook or personnel policies or procedures manual in effect that governs the terms and conditions or privileges of employment of the Employees; and (viii) particulars of all other material terms and conditions of employment or engagement of the Employees and the positions, title or classification held by them (collectively, “Employee Matters”).

(b) Company has provided to Parent correct and complete copies of all documents relating to the Employee Matters.

(c) Company is in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours, leaves, classification of workers as employees and independent contractors, and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Company. Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims, or claims reasonably expected or threatened, against Company for any amounts under any workers compensation plan or policy or for long-term disability. Company has no obligations under COBRA with respect to any former Employees or qualifying beneficiaries thereunder. To the knowledge of Company, there are no controversies pending or threatened between Company, on the one hand, and any of its Employees, on the other hand, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration, audit or investigation before any agency, court or tribunal, foreign or domestic.

(d) Company is not a party to any collective bargaining agreement or other labor union contract nor does Company know of any activities or proceedings of any labor union to organize any such Employees.

(e) No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other “concerted action” involving the Employees has occurred, is in progress or has been, to the knowledge of Company, threatened.

(f) Company has provided the Employees with all wages, benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the Closing Date.

(g) In the last five (5) years, no citation has been issued by OSHA or by a state or provincial occupational safety and health board or agency against Company and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving Company has been filed or is pending or, to the knowledge of Company, threatened against Company under OSHA or any provincial occupational safety and health board or any other applicable law relating to occupational safety and health.

(h) Company has not taken any action that would constitute a “mass layoff,” “mass termination” or “plant closing” within the meaning of WARN or that would otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law.

(i) To Company’s knowledge, no employees of Company are in violation of any term of any employment contract, confidentiality agreement, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others. No Employees of Company have given notice to Company, nor is Company otherwise aware, that any such Employee intends to terminate his or her employment with Company.

3.18 Interested Party Transactions. Company is not indebted to any director or officer of Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

3.19 Insurance. Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.20 Compliance With Laws. Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Company.

3.21 Minute Books. The minute books of Company made available to Parent contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.22 Complete Copies of Materials. Company has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Company.

3.23 Brokers’ and Finders’ Fees. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.24 Registration Statement; Proxy Statement/Prospectus. The information supplied by Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the issuance of shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the “Registration Statement”) shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of Parent in connection with the meeting of Parent’s stockholders to consider the Merger (the “Parent Stockholders Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement”) shall not, on the date the Proxy Statement is first mailed to Parent’s stockholders, at the time of the Parent Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub or any other third party which is contained in any of the foregoing documents.

3.25 Board Approval. The Board of Directors of Company has (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Company and are on terms that are fair to such stockholders and (iii) recommended that the stockholders of Company approve this Agreement and consummation of the Merger.

3.26 Company Stockholder Approval. Company’s stockholders have approved this Agreement and the Merger and have taken all action necessary in accordance with Delaware Law and the Company Certificate of Incorporation and the Company Bylaws required to effect the Merger.

3.27 State Takeover Statutes. To Company’s knowledge, no other “fair practice,” “moratorium,” “control share acquisition,” “business combination,” or other state takeover statute or similar statute or regulation applies to Company, Parent, Merger Sub, the Merger or this Agreement.

3.28 Inventory. The inventories of Company disclosed in the Company Balance Sheet are stated consistently with the audited financial statements of Company and consist of items of a quantity usable or salable in the ordinary course of business. Since December 31, 2006, Company has continued to replenish inventories in a normal and customary manner consistent with past practices. Company has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Since December 31, 2006, due provision was made on the books of Company in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the date hereof, Company had no inventory in the distribution channel and had no commitments to purchase inventory (other than purchases of supplies in the ordinary course).

3.29 Accounts Receivable. The accounts receivable disclosed in the Company Balance Sheet and, with respect to accounts receivable created since such date, as accrued on the books of Company in the ordinary course of business consistent with past practices in accordance with GAAP since the Company Balance Sheet, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discount. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet or accrued on such books is sufficient to provide for any losses that may be sustained on realization of the receivables.

3.30 Customers and Suppliers. None of Company’s customers which individually accounted for more than 10% of Company’s gross revenues during the 12-month period preceding the date hereof has terminated any agreement with Company. As of the date hereof, no material supplier of Company has indicated that it will stop, or decrease the rate of, supplying materials, products or services to Company. Company has not knowingly breached, so as to provide a benefit to Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Company.

3.31 Representations Complete. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents or in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Parent Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Parent represents and warrants to Company as follows:

4.1 Organization, Standing and Power. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. Each of Parent and its subsidiaries has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Parent has delivered to Company a true and correct copy of the Certificate of Incorporation (the “Parent Certificate of Incorporation”), and the Bylaws (the “Parent Bylaws”), or other charter documents, as applicable, of Parent and each of its subsidiaries, each as amended to date. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. Parent is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Parent free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Parent or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Schedule 4.1 of the Parent Disclosure Schedule lists the charters of each committee of Parent’s Board of Directors and any code of conduct or similar policy adopted by Parent.

4.2 Capital Structure. The authorized capital stock of Parent consists of 200,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value, of which there were issued and outstanding as of the close of business on the date hereof, 160,552,837 shares of common stock and no shares of preferred stock. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Parent Certificate of Incorporation or the Parent Bylaws or any agreement to which Parent is a party or by which it is bound. As of the date hereof, there are 15,000,000 shares of Parent Common Stock reserved for issuance to employees, consultants and directors pursuant to Parent’s 2000 Stock Incentive Plan (the “Parent Stock Option Plan”), of which 7,946,236 shares have been issued pursuant to option exercises or restricted stock grants, 6,821,401 shares are subject to outstanding, unexercised options, and 1,124,835 shares are available for issuance thereunder. As of the date hereof, Parent has reserved 14,341,871 shares of Parent Common Stock for issuance pursuant to outstanding warrants, and 4,205,064 shares of Parent Common Stock for issuance pursuant to outstanding convertible promissory notes. Except for (y) Parent’s rights to repurchase any unvested shares under the Parent Stock Option Plan or the agreements thereunder, and (z) the warrants and convertible securities listed on Schedule 4.2, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Parent or obligating Parent to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Parent’s capital stock (i) between or among Parent and any of its stockholders and (ii) to the best of Parent’s knowledge, between or among any of Parent’s stockholders. True and complete copies of all agreements and instruments relating to or issued under the Parent Stock Option Plan have been made available to Company and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Company. The shares of Parent Common Stock issued under the Parent Stock Option Plan as amended and under all prior versions thereof, have either been registered under the Securities Act or were issued in transactions which qualified for exemptions under, either Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

4.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Parent Certificate of Incorporation or the Parent Bylaws or the charter documents of any of Parent’s subsidiaries, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2; (ii) the filing with the SEC and NASD of the Registration Statement; (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date; (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) such filings, if any, as may be required under the HSR Act; (vi) the filing with the OTCBB of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

4.4 SEC Documents; Financial Statements. Parent has made available to Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other documents filed with the SEC by Parent since January 1, 2006, and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the “Parent SEC Documents”). Parent has timely filed all forms, statements and documents required to be filed by it with the SEC since December 31, 2005. In addition, Parent has made available to Company all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Parent SEC Documents complied in all respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. None of Parent’s subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the “Parent Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

4.5 Absence of Certain Changes. Since March 31, 2007 (the “Parent Balance Sheet Date”), Parent has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Parent’s knowledge any event beyond Parent’s control that is reasonably likely to result in, a Material Adverse Effect to Parent; (ii) any acquisition, sale or transfer of any material asset of Parent other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock; (v) any material contract entered into by Parent, other than in the ordinary course of business, or any amendment or termination of, or default under, any material contract to which Parent is a party or by which it is bound; (vi) any amendment or change to the Parent Certificate of Incorporation or the Parent Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Parent to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Parent’s past practices. Parent has not agreed since the Parent Balance Sheet Date to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

4.6 Absence of Undisclosed Liabilities. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (the “Parent Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Parent Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Parent, and (iv) those incurred in connection with the execution of this Agreement.

4.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened against Parent or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Parent or any of its assets or business, or, to the knowledge of Parent, any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent. Schedule 4.7 lists all actions, suits, proceedings, claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Parent.

4.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Parent which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent.

4.9 Governmental Authorization. Parent has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Parent currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Parent’s business or the holding of any such interest ((i) and (ii) herein collectively called “Parent Authorizations”), and all of such Parent Authorizations are in full force and effect, except where the failure to obtain or have any of such Parent Authorizations or where the failure of such Parent Authorizations to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Parent.

4.10 Title to Property. Parent has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected in the Parent Balance Sheet or acquired after the Parent Balance Sheet Date

(except properties, interests in properties and assets sold or otherwise disposed of since the Parent Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Parent Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Parent. The plants, property and equipment of Parent that are used in the operations of their businesses are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect. All properties used in the operations of Parent are reflected in the Parent Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 4.10 identifies each parcel of real property owned or leased by Parent.

4.11 Intellectual Property.

(a) Parent owns, or is licensed or otherwise possess legally enforceable and unencumbered rights to use, all Intellectual Property used in the business of Parent (“Parent Intellectual Property”). Parent owns and possesses source code for all software owned by Parent and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Parent. Parent has not (i) licensed any Parent Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to Parent Intellectual Property. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights (as defined below).

(b) Schedule 4.11(b) lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in the Parent Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material non-registered Intellectual Property, (iii) all licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which any person is authorized to use any Parent Intellectual Property (except for non-material licenses entered into by Parent in the ordinary course of business), and (iv) all licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any Third Party Intellectual Property Rights which are incorporated in, are, or form a part of any Parent product, other than commercially available, off-the-shelf software.

(c) To Parent’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Parent Intellectual Property rights, or any Intellectual Property right of any third party to the extent licensed to Parent, by any third party, including any employee or former employee of Parent. Parent has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements and distribution and other customer agreements.

(d) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Parent Intellectual Property or Third Party Intellectual Property Rights.

(e) All patents, trademarks, service marks and copyrights held by Parent are valid and subsisting. Parent (i) has not been sued in any suit, action or proceeding (or received any notice or, to Parent’s knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Parent Intellectual Property or breach of any license or agreement involving Parent Intellectual Property against any third party. To Parent’s knowledge, the manufacture, use, marketing, licensing or sale of Parent’s products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

(f) Parent has secured valid written assignments from all consultants and employees who contributed to the creation or development of Parent Intellectual Property of the rights to such contributions that Parent does not already own by operation of law.

(g) Parent has taken all reasonably necessary steps to protect and preserve the confidentiality of all Parent Intellectual Property not otherwise protected by patents or copyright (“Parent Confidential Information”). All use, disclosure or appropriation of Parent Confidential Information owned by Parent by or to a third party has been pursuant to the terms of a written agreement between Parent and such third party. All use, disclosure or appropriation of Parent Confidential Information not owned by Parent has been pursuant to the terms of a written agreement between Parent and the owner of such Parent Confidential Information, or is otherwise lawful.

(h) There are no actions that must be taken by Parent within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Parent Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Parent Intellectual Property.

(i) Parent has not received any formal written opinion of counsel stating that: (i) there is or has been any unauthorized use, disclosure, infringement, or misappropriation of any Parent Intellectual Property; (ii) any of the Parent Intellectual Property is not valid or enforceable; or (iii) Parent has engaged in unauthorized use, disclosure, infringement or misappropriation of any third party intellectual property.

4.12 Privacy Policies; Third Party Privacy Obligations; Web Site Terms and Conditions.

(a) For purposes of this Section 4.12:

(i) “Parent Sites” means all of Parent’s public sites on the World Wide Web;

(ii) “Parent Privacy Statements” means, collectively, any and all of Parent’s privacy policies published on the Parent Sites or otherwise made available by Parent regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Parent Sites (“Individuals”); and

(iii) “Parent Terms and Conditions” means any and all of the visitor terms and conditions published on the Parent Sites governing Individuals’ use of or access to the Parent Sites.

(b) A Parent Privacy Statement is posted and is accessible to Individuals at all times on each Parent Site. Parent and each of its subsidiaries maintains a hypertext link to a Privacy Statement from the homepage of each Parent Site, and Parent uses commercially reasonable efforts to include a hypertext link to a Privacy Statement from every page of the Parent Sites on which personal information is collected from Individuals.

(c) The Parent Privacy Statements are clearly written and include, at a minimum, accurate notice to Individuals about Parent’s collection, retention, use and disclosure policies and practices with respect to Individuals’ personal information. The Parent Privacy Statements are accurate and consistent with the Parent Terms and Conditions and Parent’s actual practices with respect to the collection, retention, use and disclosure of Individuals’ personal information.

(d) Parent (i) complies with the Parent Privacy Statements as applicable to any given set of personal information collected by Parent from Individuals; (ii) to Parent’s knowledge complies with all applicable privacy laws and regulations regarding the collection retention, use and disclosure of personal information; and (iii) takes appropriate measures to protect and maintain the confidential nature of the personal information provided to Parent by Individuals. Parent has adequate technological and procedural measures in place to protect personal information collected from Individuals against loss, theft and unauthorized access or disclosure. Parent does not knowingly collects information from or targets children under the age of thirteen. Parent does not sell, rent or otherwise make available to third parties any personal information submitted by Individuals.

(e) Parent’s collection, retention, use and distribution of all personal information collected by Parent from Individuals is governed by the Parent Privacy Statement pursuant to which the data was collected. All versions of the Parent Privacy Statements currently used by Parent attached hereto in Schedule 4.12. Other than as constrained by the Parent Privacy Statements and by applicable laws and regulations, Parent is not restricted in its use and/or distribution of personal information collected by Parent.

(f) Parent is not a party to any contract, or is subject to any other obligation that, following the date of this Agreement, would prevent Parent and/or its affiliates from using the information governed by the Parent Privacy Statements in a manner consistent with applicable privacy laws and industry standards regarding the disclosure and use of information. No claims or controversies have arisen regarding the Parent Privacy Statements or the implementation thereof or of any of the foregoing.

(g) Parent has complied with and is not in violation of any applicable privacy obligations under any legal requirements or under any contract to which Parent or any of its subsidiaries is a party or by which their properties are bound (“Parent Third Party Privacy Obligations”). Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger will violate, contravene or conflict with the Parent Third Party Privacy Obligations. No claims or controversies have arisen regarding the Parent Third Party Privacy Obligations or of the implementation thereof or of any of the foregoing.

(h) The Parent Terms and Conditions are posted and are accessible to Individuals at all times on the Parent Sites. No claims or controversies have arisen regarding the Parent Terms and Conditions or the implementation thereof or of any of the foregoing.

4.13 Environmental Matters.

(a) The following terms shall be defined as follows:

(i) “Parent Facilities” means all buildings and improvements on the Parent Property.

(ii) “Parent Property” means all real property leased or owned by Parent either currently or in the past.

(b) To Parent’s knowledge, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Parent, (i) the Parent Property and Parent Facilities, and the present and former activities of Parent thereon, comply in all material respects with all applicable Environmental and Safety Laws; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Parent has received no notice (oral or written) of any noncompliance of the Parent Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Parent’s knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Parent’s knowledge, Parent is not a potentially responsible party under the federal CERCLA, or state analog statute, arising out of events occurring prior to the Closing Date; (vi) Parent has received no notice that any of them are the subject of any federal, state or local order, agreement or investigation concerning any use, release, discharge, storage, generation or disposal of any Hazardous Materials; (vii) except in material compliance with all Legal Rules and except for possible small operational releases, no Hazardous Materials have been released in, on or about the Parent Property or any other location; (viii) Parent has received no written notice that a lien in favor of any Governmental Entity for (A) any liability under any Environmental and Safety Laws or (B) damages arising from or costs incurred in responses to a release of any Hazardous Materials into the environment has been filed against Parent’s interest in the Parent Property; and (ix) Parent has all the permits and licenses required to be issued under applicable Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits and licenses.

4.14 Taxes.

(a) Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. All unpaid Taxes of Parent and its subsidiaries for periods through March 31, 2007, are reflected in the Parent Balance Sheet. Parent has no liability for unpaid Taxes accruing after March 31, 2007, other than Taxes arising in the ordinary course of its business subsequent to March 31, 2007.

(b) There is (i) no claim for Taxes that is a lien against the property of Parent or is being asserted against Parent other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Parent that is being conducted by a Tax authority that is currently pending; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Parent and that is currently in effect; and (iv) no agreement, contract or arrangement to which Parent is a party that obligates Parent to make a payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Parent has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(c) There are no Tax sharing or Tax allocation agreements to which Parent is a party or to which it is bound. Parent has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Parent has never been a member of a consolidated, combined or unitary group of which Parent was not the ultimate parent corporation. Parent has in its possession receipts for any Taxes paid to foreign Tax authorities.

(d) Parent has not been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(e) Parent has withheld (and paid over to the appropriate governmental authorities) with respect to either its employees or any third party all Taxes required to be withheld, including, but not limited to, FICA and FUTA.

(f) Parent has never been a United States real property holding corporation within the meaning of Section 897 of the Code.

4.15 Employee Benefit Plans.

(a) Schedule 4.15(a) lists, with respect to Parent, any subsidiary of Parent and any trade or business (whether or not incorporated) which is treated as an ERISA Affiliate within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of ERISA other than Foreign Plans; (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (iv) other fringe or employee benefit plans, programs or arrangements; and (v) any current or former employment or executive compensation, change in control or severance agreements, written or otherwise, as to which unsatisfied obligations of Parent remain for the benefit of, or relating to, any present or former employee, consultant or director of Parent (together, the “Parent Employee Plans”).

(b) Parent has furnished or made available to Parent a copy of each of the Parent Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Parent Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Parent

Employee Plan intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code. Parent has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Parent Employee Plan, and nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the tax-qualified status of any such Parent Employee Plan. Parent has also furnished Parent with all registration statements and prospectuses prepared in connection with each Parent Employee Plan.

(c) None of the Parent Employee Plans (including but not limited to Foreign Plans) promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Parent Employee Plan; (iii) each Parent Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Parent, and Parent and each subsidiary or ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Parent Employee Plans; (iv) neither Parent nor any subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Parent Employee Plans; (v) all material contributions required to be made by Parent or any subsidiary or ERISA Affiliate to any Parent Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Parent Employee Plan for the current plan years; (vi) with respect to each Parent Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no Parent Employee Plan is covered by, and neither Parent nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Parent Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Parent has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Parent Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to Parent’s knowledge is threatened, against or with respect to any such Parent Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Parent to any employee will be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(d) With respect to each Parent Employee Plan, Parent and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent, with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of HIPAA and the regulations (including proposed regulations) thereunder. Schedule 4.15(d) describes all obligations of Parent as of the date of this Agreement under any of the provisions of COBRA and the Family and Medical Leave Act of 1993.

(e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Parent, any Parent subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider under any Parent Employee Plan.

(f) There has been no amendment to, written interpretation or announcement (whether or not written) by Parent, any Parent subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Parent Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in Parent’s financial statements.

(g) Parent does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(h) Neither Parent nor any Parent subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as defined in Section 3(37) of ERISA.

(i) With regard to Foreign Plans, (i) each of the Foreign Plans is listed in Schedule 4.15(i) and is in material compliance with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans; (ii) all material contributions to, and material payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Parent Balance Sheet; (iii) Parent, each Parent subsidiary and ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan; (iv) each of the Foreign Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Plan or asserting any rights or claims to benefits under any Foreign Plan; (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Foreign Plan other than the triggering of payment to participants; and (vii) the benefits available under any Foreign Plan in the aggregate do not provide substantially greater benefits to employees of Parent or any of its subsidiaries participating in such plans than the benefits available under Parent Employee Plans for employees of Parent in the United States.

(j) Schedule 4.15(j) identifies each employee of Parent who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

4.16 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any entitlement, payment or benefit (including, without limitation, severance, unemployment compensation, golden parachute, bonus or benefit under any Parent plan or policy or otherwise) becoming due to any current or former director or employee of Parent, (ii) increase the amount of any entitlements, payments or benefits otherwise payable by Parent, or (iii) result in the acceleration of the time of payment or vesting of any such entitlements, payments or benefits.

4.17 Employee Matters.

(a) Schedule 4.17 contains a true, complete and accurate list (and, as indicated below, description) of (i) the names and titles of all consultants, independent contractors, full-time, part-time, temporary, contract, leased or casual employees employed by or who provided services for Parent (collectively, “Parent Employees”), together with their status and location of their employment; (ii) the date each Parent

Employee was hired or retained; (iii) a list of all written employment, consulting or service contracts or offer letters between Parent or any of its subsidiaries and the Parent Employees; (iv) the rate of annual remuneration of each Parent Employee at the date hereof, any bonuses paid since the end of the last completed financial year and all other bonuses, incentive schemes and benefits to which such Parent Employee is or may be entitled; (v) the annual accrual rate and the total current accrued and unused amount of vacation or paid time off for each Parent Employee as of the date hereof; (vi) the names of all inactive Parent Employees, the reason they are inactive Parent Employees, whether they are expected to return to work, and if so when, and the nature of any benefits to which such inactive Parent Employees are entitled from Parent; (vii) any employee handbook or personnel policies or procedures manual in effect that governs the terms and conditions or privileges of employment of the Parent Employees; and (viii) particulars of all other material terms and conditions of employment or engagement of the Parent Employees and the positions, title or classification held by them (collectively, “Parent Employee Matters”).

(b) Parent has provided or made available to Company correct and complete copies of all documents including but not limited to all agreements, correspondence, files and policies, relating to the Parent Employee Matters.

(c) Parent is in compliance in all respects with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, verification of employment eligibility, document retention and record keeping, discrimination in employment, wages and hours, leaves of absence, classification of workers as employees and independent contractors, classification of workers as exempt or nonexempt employees, and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Parent. Parent has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Parent is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims, or claims reasonably expected or, to Parent’s knowledge, threatened, against Parent under any workers compensation plan or policy or long-term or short-term disability plan or policy. Parent has no obligations under COBRA with respect to any former or current Parent Employees or qualifying beneficiaries thereunder. To the knowledge of Parent, there are no controversies, including claims, complaints, charges, investigations, or proceedings pending or, to Parent’s knowledge, reasonably expected or threatened between Parent, on the one hand, and any of Parent Employees, on the other hand, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration, audit or investigation before any agency, court or tribunal, foreign or domestic.

(d) Parent is not a party to any collective bargaining agreement or other labor union contract nor does Parent know of any activities or proceedings of any labor union to organize any such Parent Employees.

(e) No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other “concerted action” involving the Parent Employees has occurred, is in progress or has been, to the knowledge of Parent, threatened.

(f) Parent has provided all current and former Parent Employees with all wages, benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date hereof.

(g) In the last five (5) years, no citation has been issued by OSHA or by a state or provincial occupational safety and health board or agency against Parent or its subsidiaries and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving Parent has been filed or is pending or, to the knowledge of Parent, threatened against Parent under OSHA or any provincial occupational safety and health board or any other applicable law relating to occupational safety and health.

(h) Parent has not taken any action that would constitute a “mass layoff,” “mass termination” or “plant closing” within the meaning of WARN or any similar state or provincial law or that would otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law.

(i) To Parent’s knowledge, no Parent Employees are in violation of any term of any employment contract, confidentiality agreement, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such Parent Employee to be employed by Parent because of the nature of the business conducted or presently proposed to be conducted by Parent or to the use of trade secrets or proprietary information of others. No Parent Employees have given notice to Parent, nor is Parent otherwise aware, that any such Parent Employee intends to terminate his or her employment with Parent.

4.18 Interested Party Transactions. Parent is not indebted to any director or officer of Parent (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Parent, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act which are not disclosed in the Parent SEC Documents.

4.19 Insurance. Parent has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Parent. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Parent is otherwise in compliance in all material respects with the terms of such policies and bonds. Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

4.20 Compliance With Laws. Parent has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Parent.

4.21 Complete Copies of Materials. Parent has delivered or made available true and complete copies of each document that has been requested by Company or its counsel in connection with their legal and accounting review of Parent.

4.22 Brokers’ and Finders’ Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.23 Minute Books. The minute books of Parent made available to Company contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Parent during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

4.24 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub that should be set forth in an amendment to the Registration Statement, Parent or Merger Sub shall promptly inform Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Company or any other third party that is contained in any of the foregoing documents.

4.25 Opinion of Financial Advisor. Parent has been advised in writing by its financial advisor, Cogent Valuation, that in such advisor’s opinion, as of August 30, 2007, the Exchange Ratio is fair, from a financial point of view, to the holders of Parent Common Stock, a signed copy of which opinion will be delivered to Company.

4.26 Board Approval. The Board of Directors of Parent has (i) approved this Agreement and the Merger, (ii) approved the issuance of the shares of Parent Common Stock pursuant to Section 2.6(a), (iii) approved an amendment to Parent’s Certificate of Incorporation increasing the number of authorized shares of Parent Common Stock to the amount mutually acceptable to Parent and Company (the “Parent Share Increase”), and (iv) recommended that the stockholders of Parent approve the issuance of the shares of Parent Common Stock pursuant to Section 2.6(a) and the Parent Share Increase at the Parent Stockholder Meeting. The Board of Directors of Merger Sub has approved this Agreement and the Merger, and recommended that the sole stockholder of Merger Sub approve this Agreement and the Merger.

4.27 Vote Required. The affirmative vote of the Parent’s stockholders holding a majority of the outstanding shares of Parent Common Stock outstanding on the record date set for the Parent Stockholders Meeting approving the issuance of the shares of Parent Common Stock pursuant to Section 2.6(a) and the Parent Share Increase and the affirmative vote of Parent as sole stockholder of Merger Sub are the only vote of the holders of any of Parent’s or Merger Sub’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

4.28 Parent Stockholder Agreement; Irrevocable Proxies. All of the persons listed on Schedule 4.28 have agreed in writing to vote for approval of the issuance of the shares of Parent Common Stock pursuant to Section 2.6(a) and the Parent Share Increase pursuant to the Parent Stockholder Agreement, and pursuant to an Irrevocable Proxy attached thereto as Exhibit C.

4.29 State Takeover Statutes. The Board of Directors of Parent has taken all actions necessary so that the restrictions contained in Section 203 of the Delaware Law applicable to a “business combination” (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Parent Stockholder Agreement. To Parent’s knowledge, no other “fair practice,” “moratorium,” “control share acquisition,” “business combination,” or other state takeover statute or similar statute or regulation applies to Parent, Parent, Merger Sub, the Merger, this Agreement or the Parent Stockholder Agreement.

4.30 Inventory. The inventories of Parent disclosed in the Parent SEC Documents as of March 31, 2007, and in any subsequently filed Parent SEC Documents, are stated consistently with the audited financial statements of Parent and consist of items of a quantity usable or salable in the ordinary course of business. Since March 31, 2007, Parent has continued to replenish inventories in a normal and customary manner consistent with past practices. Parent has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Parent, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Since March 31, 2007, due provision was made on the books of Parent in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the date hereof, Parent had no inventory in the distribution channel and had no commitments to purchase inventory (other than purchases of supplies in the ordinary course).

4.31 Accounts Receivable. The accounts receivable disclosed in the Parent SEC Documents as of March 31, 2007, and, with respect to accounts receivable created since such date, disclosed in any subsequently filed Parent SEC Documents, or as accrued on the books of Parent in the ordinary course of business consistent with past practices in accordance with GAAP since the last filed Parent SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discount. The amount carried for doubtful accounts and allowances disclosed in each of such Parent SEC Document or accrued on such books is sufficient to provide for any losses that may be sustained on realization of the receivables.

4.32 Customers and Suppliers. None of Parent’s customers that individually accounted for more than 10% of Parent’s gross revenues during the 12-month period preceding the date hereof has terminated any material agreement with Company or has indicated that it will stop, or decrease the rate of, its business with Parent. As of the date hereof, no material supplier of Parent has indicated that it will stop, or decrease the rate of, supplying materials, products or services to Parent. Parent has not knowingly breached, so as to provide a benefit to Parent that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Parent.

4.33 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or the Parent SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Parent to Company has been prepared in good faith on the basis of assumptions Parent believes are reasonable and supportable.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Parent and Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Parent and Company agrees to promptly notify the other party of any material event or occurrence not in the ordinary course of its business, and of any event which would have a Material Adverse Effect on Parent or Company, respectively.

5.2 Restrictions on Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, neither Parent nor Company shall do, cause or permit any of the following, without the prior written consent of the other party:

(a) Cause or permit any amendments to its Certificate of Incorporation or Bylaws (other than an amendment to the Parent Certificate of Incorporation for the purpose of effecting the Parent Share Increase);

(b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

(c) Except as required by Section 6.9 hereof, take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(d) Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver (other than those relating to sales of products or purchases of supplies in the ordinary course) involve the payment by Parent or Company, as applicable, in excess of $100,000;

(e) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

(f) Transfer or license to any person or entity any rights to any Intellectual Property other than the license of non-exclusive rights to Intellectual Property in the ordinary course of business consistent with past practice, place any Intellectual Property into a source-code escrow, or grant any source-code license of any kind;

(g) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

(h) Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, except in the ordinary course of business consistent with past practice;

(i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(j) Enter into any operating lease in excess of $100,000;

(k) Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Parent Financial Statements or the Company Financial Statements, as applicable;

(l) Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $25,000 individually or $100,000 in the aggregate;

(m) Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(n) Terminate or waive any right of substantial value;

(o) Except as required by Section 6.9 hereof, adopt or amend any employee benefit or stock purchase or option plan or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Parent’s or Company’s past practices, as applicable;

(p) Grant any severance, termination pay or payments or benefits payable as a result of the Merger (i) to any director or officer, or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

(q) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with the other party prior to the filing of such a suit, (iii) for a breach of this Agreement, or (iv) to clarify its obligations under this Agreement;

(r) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries’ business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

(s) Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(t) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(u) Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

(v) Take or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

5.3 No Solicitation. Company and its subsidiaries and the officers, directors, employees or other agents of Company and its subsidiaries (collectively, “Company Representatives”) will not, directly or indirectly, (i) take any action to solicit, initiate or encourage or agree to any written proposal or offer from any person that would reasonably be expected to lead to an acquisition or purchase, in one or more transactions or a series of transactions, of assets or businesses that constitute 50% or more of the revenues, net income or the assets of Company and its subsidiaries, taken as a whole, or 50% or more of any class of equity securities of Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, join venture, binding share exchange or similar transaction involving Company pursuant to which any person or the stockholders of any person would own 50% or more of any class of equity securities of Company or of any resulting parent of Company, other than the transactions contemplated by this Agreement (a “Company Takeover Proposal”) or (ii) engage in any discussions or negotiations with, or disclose any nonpublic information relating to Company or any of its subsidiaries to, or afford access to the properties, books or records of Company or any of its subsidiaries to, any person that has advised Company that it may be considering making, or that has made, a Company Takeover Proposal. Parent and the officers, directors, employees or other agents of Parent and its subsidiaries (collectively, “Parent Representatives”) will not, directly or indirectly, (i) take any action to solicit, initiate or encourage or agree to any written proposal or offer from any person that would reasonably be expected to lead to an acquisition or purchase, in one or more transactions or a series of transactions, of assets or businesses that constitute 50% or more of the revenues, net income or the assets of Parent and its subsidiaries, taken as a whole, or 50% or more of any class of equity securities of Parent, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of Parent, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, join venture, binding share exchange or similar transaction involving Parent pursuant to which any person or the stockholders of any person would own 50% or more of any class of equity securities of Parent or of any resulting parent of Parent, other than the transactions contemplated by this Agreement (a “Parent Takeover Proposal”) or (ii) subject to the terms of the immediately following sentence, engage in any discussions or negotiations with, or disclose any nonpublic information relating to Parent or any of its subsidiaries to, or afford access to the properties, books or records of Parent or any of its subsidiaries to, any person that has advised Parent that it may be considering making, or that has made, a Parent Takeover Proposal; provided, that nothing herein shall prohibit Parent’s Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if, prior to adoption of this Agreement by Parent stockholders, an unsolicited written Parent Takeover Proposal shall be received by the Board of Directors of Parent, then, to the extent the Board of Directors of Parent believes in good faith (after advice from its financial advisor and after considering all terms and conditions of such written Parent Takeover Proposal, including the likelihood and timing of its consummation) that such Parent Takeover Proposal would result in a transaction more favorable to Parent’s stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Parent Takeover Proposal being referred to in this Agreement as a “Superior Proposal”) and the Board of Directors of Parent determines in good faith after advice from outside legal counsel that it is necessary for the Board of Directors of Parent to comply with its fiduciary duties to stockholders under applicable law, Parent Representatives may furnish in connection therewith information to the party making such Superior Proposal and, subject to the provisions hereof, engage in negotiations with such party, and such actions shall not be considered a breach of this Section 5.3 or any other provisions of this Agreement; provided that in each such event Parent notifies Company of such determination by the Parent Board of Directors and provides Company with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Company with all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that Parent provides such non-public information pursuant to a non-disclosure agreement at least as restrictive on such third party as the Confidentiality Agreement (as defined in Section 6.4) is on Company; and provided further that Parent shall not, and shall not permit any of its officers, directors, employees or other representatives, as agents, to agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger and adoption of this Agreement unless Parent has provided Company at least three (3) days prior notice thereof.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Company and Parent shall prepare, and Parent shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Parent. As promptly as practicable following receipt of SEC comments thereon, Parent shall file with the SEC definitive proxy materials and a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), in each case which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Parent will notify Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the proxy materials or Registration Statement or any other filing or for additional information and will supply each other with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the proxy materials, Registration Statement or other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the proxy materials, Registration Statement or any other filing, Parent shall promptly inform Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent, such amendment or supplement. Subject to Section 5.3, the proxy materials shall solicit the adoption of this Agreement by stockholders of Parent. All shares of Parent Company Stock issued pursuant to Section 2.6 hereof shall be registered pursuant to this Section 6.1.

6.2 Parent Stockholders Meeting. Parent shall promptly after the date hereof take all action necessary in accordance with Delaware Law and the Parent Certificate of Incorporation and the Parent Bylaws to convene a meeting of the Parent Stockholders Meeting within 45 days of the Registration Statement being declared effective by the SEC. Parent shall not postpone or adjourn (other than for the absence of a quorum) the Parent

Stockholders Meeting without the consent of Company. Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of approval of the issuance of the shares of Parent Common Stock issuable pursuant to Section 2.6(a) and the Parent Share Increase, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

6.3 Access to Information.

(a) Except as prohibited by applicable law, each of Parent and Company shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party’s properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party as the other party may reasonably request. Each of Parent and Company agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(d) Each of Parent and Company shall provide the other party and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of such party’s Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of the other party: (i) a schedule of the types of Tax Returns being filed by Parent or Company, as applicable, in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by Parent or Company, as applicable, (v) a schedule of any deferred intercompany gain with respect to transactions to which Parent or Company, as applicable, has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

6.4 Confidentiality. The parties acknowledge that each of Parent and Company have previously executed a non-disclosure agreement, which agreement shall continue in full force and effect in accordance with its terms (the “Confidentiality Agreement”).

6.5 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

6.6 Consents; Cooperation.

(a) Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under the HSR Act. Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the

Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

(b) Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an “Order”), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Final Date (as defined in Section 8.1(b)). Each of Parent and Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws.

(c) Notwithstanding anything to the contrary in Section 6.6(a) or (b), (i) Parent shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent or of Parent combined with the Surviving Corporation after the Effective Time and (ii) Company shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Company.

6.7 Legal Requirements. Each of Parent, Merger Sub and Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

6.8 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

6.9 Employee Benefit Plans.

(a) Company shall take all action necessary to cause the termination of any and all securities exercisable for, convertible into, or exchangeable for shares of Company Common Stock and all options, warrants, calls, rights, commitments, plans or agreements of any character by which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

(b) Within five (5) business days following the date of this Agreement, Company shall set forth on Schedule 6.9(b) a list of any persons who Company reasonably believes will receive “excess parachute payments” and are, with respect to Company and as of the date of this Agreement, “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). Within a reasonable period of time after the last business day of each month after the date of this Agreement and on or about the date five business days prior to the expected Closing Date, Company shall revise Schedule 6.9(b) to reflect any additional information which Company reasonably believes would impact the determination of persons who will receive “excess parachute payments” and are, with respect to Company and as of the each such date, “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder).

(c) Company shall terminate, effective at least one day prior to the Closing Date, any 401(k) plan sponsored by Company. All other Company Employee Plans shall, to the extent permitted by their terms, and to the extent desired by Parent, be terminated as soon as practicable after Company’s employees become eligible for, and begin participation in, the employee benefit plans sponsored by Parent. Company shall provide evidence reasonably satisfactory to Parent to (i) reflect the termination of Company’s 401(k) plan and (ii) to ensure that all liabilities of Company under all other Company Employee Plans (including any liability relating to services performed prior to the Closing Date) shall be, effective as of such Company Employee Plans’ termination, either fully extinguished at no cost, and with no liability, to Parent, or accurately accounted for on Company’s financial statements.

6.10 Tax Treatment. For U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of the Code, and the parties hereto intend that the transactions contemplated by this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Parent will report the Merger on its income tax returns in a manner consistent with treatment of the Merger as a Code Section 368(a) reorganization. Neither Parent, Company nor any of there respective affiliates has taken any action, nor will they take any action, that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

6.11 Section 280G/83(b) Agreement. Company shall use its reasonable best efforts to obtain, prior to the Closing Date, a properly executed Section 280G/83(b) Agreement in the form attached hereto as Exhibit D (the “280G/83(b) Agreement”) from each person reasonably identified by Company or Parent as potentially receiving excess parachute payments, as defined in Section 280G of the Code, in connection with the Merger. Prior to the Closing Date, Company shall disclose the contents, and provide a copy, of the 280G/83(b) Agreement to each person that Company reasonably believes may potentially receive excess parachute payments, as defined in Section 280G of the Code, in connection with the Merger.

6.12 Governance Matters. The Board of Directors of Parent will take all actions within its power to cause the Board of Directors of Parent, effective upon the Effective Time, to consist of five (5) directors, three (3) of whom shall be the nominees of the directors of Company (the “Company Designees”) and two (2) of whom shall be nominated by the directors of Parent prior to the Effective Time (the “Parent Designees”).

6.13 Company Bridge Loan. Immediately following the date hereof, Parent shall provide Company with a loan evidenced by a promissory note secured by the assets of Company in substantially the form attached hereto as Exhibit E, with a principal amount of up to $1,000,000, and accruing interest on the outstanding amount at the prime rate (as published from time to time in the Wall Street Journal) per annum, compounded annually (the “Promissory Note”). The principal amount of the Promissory Note, and any interest accrued thereon, shall be due and payable to Parent within forty-five (45) days following the termination of this Agreement for any reason.

6.14 Reverse Stock Split. The Board of Directors of Parent will take all action necessary to approve a reverse stock split of Parent Common Stock in a ratio mutually acceptable to Parent and Company (the “Reverse Split”) and will recommend that the stockholders of Parent approve the Reverse Split at the Parent Stockholder Meeting.

6.15 Parent 2007 Equity Incentive Plan. The Board of Directors of Parent will take all action necessary to (i) approve the Parent 2007 Equity Incentive Plan in substantially the form attached hereto as Exhibit F (the “2007 Equity Incentive Plan”), (ii) reserve that number of shares set forth in Schedule 6.15 hereto of Parent Common Stock, as adjusted pursuant to the Reverse Split, for issuance pursuant to the 2007 Equity Incentive Plan, (iii) recommend that the stockholders of Parent approve the 2007 Equity Incentive Plan at the Parent Stockholder Meeting, and (iv) adopt resolutions granting, effective immediately after the Effective Time, shares of restricted stock and/or options under the 2007 Equity Incentive Plan, as adjusted pursuant to the Reverse Split, to the individuals and in the amounts set forth in Schedule 6.15 hereto.

6.16 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a) Stockholder Approval. This Agreement, the Merger, the Parent Share Increase, the 2007 Equity Incentive Plan and the Reverse Split shall have been approved and adopted by the requisite vote of the stockholders of Parent under Delaware Law.

(b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

(d) Governmental Approvals. Parent, Company and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under the HSR Act.

(e) Parent Board of Directors. Company and Parent shall have taken all requisite action to cause the directors of Parent as of the Effective Time to be as provided in Section 6.12 hereof.

(f) Employment and Non-Competition Agreements. The individuals set forth on Schedule 7.1(f) shall have accepted employment with Parent and shall have entered into an Employment and Non-Competition Agreement in substantially the forms attached hereto as Exhibits G-1, G-2, G-3, G-4 and G-5.

7.2 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

(b) Certificate of Parent. Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer certifying that the condition set forth in Section 7.2(a) shall have been fulfilled.

(c) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Parent, or any change that has a Material Adverse Effect on Parent.

(d) Options Set-Aside. The Board of Directors of Parent shall have adopted resolutions reserving or setting aside that number of shares of restricted stock and/or options under the Parent Stock Option Plan set forth in Schedule 7.2(d) hereto, as adjusted for the Reverse Split, for issuance at the Effective Time to the individuals and in the amounts set forth in Schedule 7.2(d) hereto.

7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

(b) Certificate of Company. Parent shall have been provided with a certificate executed on behalf of Company by an authorized officer certifying that the condition set forth in Section 7.3(a) shall have been fulfilled.

(c) Disinterested Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by at least a majority of the disinterested Parent stockholders. For purposes of this provision, “disinterested Parent stockholders” means all Parent stockholders who are not, as of the date hereof, holders of any shares of Company capital stock, or securities convertible into or exchangeable for shares of Company capital stock.

(d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Company set forth on Schedule 7.3(d) hereto.

(e) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Company, or any change that has a Material Adverse Effect on Company.

(f) Audited Financial Statements. Company shall have provided audited financial statements for the years ended December 31, 2006, and 2005.

(h) Company Debt. Company shall have provided evidence, in a form satisfactory to Parent, that no Company debt remains outstanding at the Effective Time.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Company, this Agreement may be terminated:

(a) by mutual consent of Parent and Company;

(b) by either Parent or Company, if, without fault of the terminating party, the Closing shall not have occurred on or before December 31, 2007, or such later date as may be agreed upon in writing by the parties hereto (the “Final Date”); provided, however, that the Final Date shall be extended to January 31, 2008, in the event that the only reason the Closing shall not have occurred by December 31, 2007, is the failure of the conditions set forth in Section 7.1(b) and/or Section 7.1(d) (although such extension shall not occur if the failure of such conditions has been caused or resulted from one party’s action or failure to act constituting a breach of this Agreement and the other party does not consent to such extension); and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by Parent, if (i) Company shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 7.3(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach (and Parent shall not have willfully breached any of its covenants hereunder, which breach is not cured), or (ii) Company shall have failed to comply with Section 5.3;

(d) by Company, if (i) Parent shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 7.3(a) not to be satisfied and such breach shall not have been cured within ten (10) business days following receipt by Parent of written notice of such breach (and Company shall not have willfully breached any of its covenants hereunder, which breach is not cured), or (ii) Parent shall have failed to comply with Section 5.3; or

(e) by either Parent or Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) any required approval of the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to Parent where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure constitutes a breach by Parent of this Agreement).

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 6.4 (Confidentiality), this Section 8.2, Section 8.3 (Expenses and Termination Fees) and Section 9.1 (Non-Survival at Effective Time) shall remain in full force and effect and survive any termination of this Agreement. Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

8.3 Expenses and Termination Fees.

(a) Subject to subsections (b) and (c) of this Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 7.1(f) and fees, costs and expenses associated with compliance with the HSR Act and applicable state securities laws in connection with the Merger shall be shared equally by Company and Parent.

(b) In the event that Parent shall terminate this Agreement pursuant to Section 8.1(c) Company shall promptly reimburse Parent, but no more than $250,000, for all of the out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby and the due diligence review of Company by Parent. Any payment required to be paid pursuant to this Section 8.3(b) will be made promptly by wire transfer of same day funds, but in no event later than three (3) business days following such termination pursuant to Section 8.1(c).

(c) In the event that Company shall terminate this Agreement pursuant to Section 8.1(d) Parent shall promptly reimburse Company, but no more than $250,000, for all of the out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) reasonably incurred by Company in connection with this Agreement and the transactions contemplated hereby and the due diligence review of Parent by Company. Any payment required to be paid pursuant to this Section 8.3(c) will be made promptly by wire transfer of same day funds, but in no event later than three (3) business days following such termination pursuant to Section 8.1(d).

8.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Parent or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of Company Common Stock, (ii) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Parent Common Stock or Merger Sub Common Stock.

8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

GENERAL PROVISIONS

9.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article II (The Merger), Section 6.4 (Confidentiality), Section 6.16 (Best Efforts and Further Assurances), Section 8.3 (Expenses and Termination Fees), Section 8.4 (Amendment), and this Article IX shall survive the Effective Time.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:

SAFLINK Corporation

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

Attention: Chief Executive Officer

Facsimile No.: (425) 278-1300

Telephone No.: (425) 278-1100

with a copy to:

DLA Piper US LLP

701 Fifth Avenue, Suite 7000

Seattle, Washington 98104

Attention: W. Michael Hutchings

Facsimile No.: (206) 839-4801

Telephone No.: (206) 839-4800

(b)	if to Company, to:

IdentiPHI, Inc.

13809 Research Blvd., Suite 275

Austin, TX 78750

Attention: Chief Executive Officer

Facsimile No.: (512) 492-6225

Telephone No.: (512) 492-6221

with a copy to:

Akin & Almanza, Attorneys and Counselors

2301 Capital of Texas Highway South, Building H,

Austin, TX 78746

Attention: Rick Akin, Esq.

Facsimile No.: (512) 478-7151

Telephone No.: (512) 474-9486

9.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement means that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 30, 2007. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 2.6, 2.7, and 2.9; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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Signature Page Follows

IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

IDENTIPHI, INC.

By:
Name:
Title:

SAFLINK CORPORATION

By:
Name:
Title:

IRELAND ACQUISITION CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO AGREEMENT AND

PLAN OF MERGER AND REORGANIZATION]